PACIFIC MERCANTILE BANCORP 2019 EQUITY INCENTIVE PLAN ADOPTED BY THE BOARD OF DIRECTORS: MARCH 20, 2019 APPROVED BY THE SHAREHOLDERS: MAY 15,2019 The Company established and adopted this Plan on the Adoption Date and it is effective as ofthe Effective Date. 1. PURPOSES OF THE PLAN The purposes of the Plan are: (a) to further align the interests of Employees, Consultants and Outside Directors with those of the Company's shareholders by providing incentive compensation opportunities tied to the performance of the Company's Common Stock and by promoting increased ovvnership ofthe Company's Common Stock by such individuals or entities; and (b) to enhance the Company's ability to motivate, attract, and retain the services ofofficers and other key Employees, and Consultants and Outside Directors, upon whose judgment, and special efforts the successful conduct ofthe Company's business is largely dependent, by enabling the Company to grant to such individuals and entities Awards consisting not only of stock options and restricted stock, but also stock appreciation rights and stock units. 2. DEFINITIONS 2.1 "Adoption Date" means March 20, 2019 which was the date this Plan vvas adopted by the Board. 2.2 When used with reference to the Company, the term "Affiliate" shall mean: "parent (a) with respect to Incentive Stock Options, any corporation" or "subsidiary corporation" ofthe Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) ofthe Code, respectively; and (b) with respect to Awards other than Incentive Stock Options, in addition to any entity described in paragraph (a) ofthis Section 2.2, any other corporation, limited liability company, partnership, joint venture or other entity, whether now existing or hereafter created or acquired, in which the Company has a direct or indirect beneficial ownership interest representing at least one-half(l/2) ofthe aggregate voting power ofthe equity interests ofsuch entity or one- half(172) ofthe aggregate fair market value ofthe equity interests ofsuch entity, as determined by the Committee. "'Awarcl" 2.3 means a Stock Option, Stock Appreciation Right (or SAR), Restricted "Stock Stock, or Stock Unit granted to a Participant pursuant to the Plan. The terms Option", "Stock "SAR"), "Restricted "Stock Appreciation Right" (or Stock", and Unit" shall have the respective meanings given to such terms in Section 5 ofthis Plan. 2.4 "Award AgreemenF shall have the meaning set forth in Section 3.3(f) ofthis Plan. SIvIRH:4895 57350.3 -1-

2.5 "Board" means the Board ofDirectors ofthe Company. ttChange 2.6 For purposes ofthis Plan, a ofControl" shall mean and shall be deemed to have occurred on the happening ofany ofthe events described in subsections through (f) of (a) "nonqualified this Section 2.6; provided, however, for purposes of any Award that constitutes deferred compensation" within the meaning of Section 409A of the Code, the term Change of Control must also constitute a change in the ownership or effective control ofthe Company, or a change in the ownership ofa substantial portion ofthe assets ofthe Company, within the meaning ofTreasury Regulation § 1.409A-3(i)(5): "person" "group" (a) the acquisition, directly or indirectly, by any or (as those terms are defmed in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules "beneficial thereunder) of ownership" (as determined pursuant to Rule 13d-3 under the Exchange Act) ofsecurities entitled to vote generally in the election ofdirectors ("voting securities") ofthe Company that represent 50% or more of the combined voting power of the Company's then outstanding voting securities, other than: (i) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or (ii) an acquisition ofvoting securities ofthe Company by a corporation or other entity owned, directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership ofthe Shares ofthe Company. (b) at any time during a period oftwelve (12) months or less, individuals who at the beginning ofsuch period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote ofat least two-thirds (2/3) ofthe directors then still in office who either were directors at the beginning ofthe period or whose election or nomination for election was so approved) cease for any reason (except for death, Disability or voluntary retirement) to constitute a majority thereof; or (c) the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving entity in such transaction, other than a merger, consolidation, or reorganization that would result in the persons who are beneficial owners ofthe Company's voting securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least a simple majority ofthe combined voting power ofthe Company's voting securities (or the voting securities of the surviving entity in such transaction) outstanding immediately after such merger, consolidation or reorganization or other similar corporate transaction; or (d) the sale or other disposition of all or substantially all of the assets of the Company. The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change ofControl ofthe Company has occurred pursuant to SMRH:4895 57350.3 -2-

the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

2.7 "*Code*" shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

2.8 "*Committee*" shall mean the committee appointed by the Board from among its members to administer the Plan pursuant to Section 3.

2.9 "*Common Stock*" means the Company's Common Stock, without par value.

2.10 "*Company*" means Pacific Mercantile Bancorp, a California corporation.

2.11 "*Consultant*" means an individual or entity which performs bona fide services to the Company, a Subsidiary, or a Company Affiliate, other than as an Employee or as a member of the Board.

2.12 "*Continuous Service*" or "*Service*" means uninterrupted service as an Employee, Outside Director or Consultant. Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Subsidiary or (iii) a Company Affiliate. A Participant's Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Employee's outstanding ISOs are eligible to continue to qualify as ISOs (and not become NQSOs), an Employee's Service will be treated as terminating three (3) months after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service commences and terminates for all purposes under the Plan. For avoidance of doubt, a Participant's Service shall not be deemed terminated if the Committee determines that (a) a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary or Company Affiliate in which the Company or a Subsidiary or Company Affiliate is a party is not considered a termination of Service, (b) the Participant transfers between service as an Employee and service as a Consultant or other personal service provider (or vice versa), or (c) the Participant transfers between service as an Employee and that of an Outside Director (or vice versa). The Committee may determine whether any Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in termination of Service for purposes of any affected Awards, and the Committee's decision shall be final, conclusive and binding.

2.13 "*Disability*" means a Participant being considered "disabled" within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

2.14 "*Effective Date*" means the date when the Company shareholders approved this Plan provided that such date must precede the first anniversary of the Adoption Date.

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2.15 "*Employee*" means any individual who is a common-law employee of the Company, or of a Subsidiary, or of a Company Affiliate. An employee who is also serving as a member of the Board is an Employee for purposes of this Plan.

2.16 "*Exchange Act*" means the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of that Act.

2.17 "*Expiration Date*" shall have the meaning set forth in Section 13.3 of this Plan.

2.18 "*Fair Market Value*" on any given date means the value of one Share, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on the Nasdaq Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price per Share on the date of valuation on the Nasdaq Stock Market or the principal stock exchange (as the case may be) on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price per share of the Common Stock on the Nasdaq Stock Market or such principal stock exchange (as the case may be) on the next succeeding day for which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted to trading on the Nasdaq Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be determined by the Committee through the application of such other valuation method permitted under Treasury Regulation § 1.409A-1(b)(5)(iv)(A).

(c) If neither paragraph (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Committee in good faith through the reasonable application of a reasonable valuation method in accordance with Treasury Regulation § 1.409A-1(b)(5)(iv)(B), which determination shall be conclusive and binding on all interested and affected parties.

2.19 "*Incentive Stock Option*" or "*ISO*" shall have the meaning set forth in Section 5.1(a) of this Plan.

2.20 "*Option Agreement*" shall have the meaning set forth in Section 5.1(a) of this Plan.

2.21 "*Outside Director*" shall mean a member of the Board who is not otherwise an Employee.

2.22 "*Nonqualified Stock Option*" or "*NQSO*" shall mean a Stock Option that is not an ISO

2.23 "*Participants*" shall mean those individuals or entities to whom Awards have been granted from time to time and any authorized transferee of such individuals.

2.24 "*Plan*" means this Pacific Mercantile Bancorp 2019 Equity Incentive Plan.

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2.25 "*Prior Plan*" means the Pacific Mercantile Bancorp 2010 Equity Incentive Plan.

2.26 "*Restricted Stock*" shall have the meaning set forth in Section 5.1(c) of this Plan.

2.27 "*Restricted Stock Agreement*" shall have the meaning set forth in Section 5.1(c) of this Plan.

2.28 "*SAR Agreement*" shall have the meaning set forth in Section 5.1(b) of this Plan.

2.29 "*Securities Act*" means the Securities Act of 1933, as amended from time to time, and any reference to a section of the Securities Act shall include any successor provision of that Act.

2.30 "*Share*" shall mean a share of Common Stock or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 11.

2.31 "*Stock Appreciation Right*" or "*SAR*" shall have the meaning set forth in Section 5.1(b) of this Plan.

2.32 "*Stock Option*" shall have the meaning set forth in Section 5.1(a) of this Plan.

2.33 "*Stock Unit*" shall have the meaning set forth in Section 5.1(d) of this Plan.

2.34 "*Stock Unit Agreement*" shall have the meaning set forth in Section 5.1(d) of this Plan.

2.35 "*Subcommittee*" shall have the meaning set forth in Section 3.2(a) of this Plan.

2.36 "*Subsidiary*" means any corporation or entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

2.37 "*Termination Date*" means the date on which a Participant's Service terminates.

2.38 "*Treasury Regulations*" shall mean the regulations of the United States Treasury Department promulgated under the Code.

2.39 "*10% Stockholder*" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. ADMINISTRATION

3.1 *Composition of Committee*. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board. The Board shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. The Board, in its sole discretion, may exercise any authority of the

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Committee under this Plan in lieu of the Committee's exercise thereof, and in such instances references herein to the Committee shall refer to the Board. It is intended that each Committee "independent member shall satisfy the requirements for (i) an director" for purposes of the Company's Corporate Govemance Guidelines and the Compensation Committee Charter, (ii) an "independent "Non- director" under rules adopted by the NASDAQ Stock Market, and (iii) a Employee Director" for purposes of Rule 16b-3 under the Exchange Act. No member of the Committee shall be liable for any action or determination made in good faith by the Committee vvith respect to the Plan or any Award thereunder. 3.2 Delegation and Administration. The Committee shall have the right, from time to time, to delegate to one or (a) "Subcommittee") more separate committees (any such committee a composed of (a) one or more directors ofthe Company (who may, but need not be, members ofthe Committee) or (b) one or more officers ofthe Company, the authority to grant Awards and take the other actions described in Section 3.3 below, subject to (i) such limitations as the Committee shall determine, (ii) the requirement, in the case ofa delegation ofauthority to a Subcommittee that includes one or more officers, that the resolution delegating such authority shall specify the total number of Shares for which Awards may be granted by such Subcommittee, and (iii) the limitation that in no event shall any such delegation ofauthority be permitted with respect to Avvards to any members ofthe Board or to any officers or other individuals who are subject to Rule 16b-3 under the Exchange Act or who have been appointed to any such Subcommittee. Any action by any such Subcommittee in accordance with and vvithin the scope ofsuch delegation shall be deemed for all purposes to have been taken by the Committee and, in such event, references in this Plan to the Committee shall include any such Subcommittee. Additionally any actions that may be taken by a Subcommittee composed of one or more officers of the Company shall be subject to review and approval, disapproval or modification by the Committee. (b) The Committee may delegate the administration ofthe Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify in the resolutions providing for such delegation. Any action by any such officer within the scope ofits delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such officer, provided that the actions and interpretations of any such officer shall be subject to review and approval, disapproval or modification by the Committee. 3.3 Powers of the Committee. Subject to the express limitations of the Plan, the Committee shall have such povvers and authority as may be necessary or appropriate for the Committee to can-y out its functions as described in the Plan and to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following: SIVIKH:489557350.3 -6-

(a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein, and to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions ofany Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit ofthe Company; (b) to determine vvhich persons are eligible to be Participants in this Plan and the eligible Participants to whom Awards shall be granted hereunder and the time or times when any such Avvards shall be granted to them; (c) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price thereof and the circumstances under which Awards become exercisable or vested or are forfeited or expire, vvhich temis may but need not be conditioned upon the passage of time, continued employment or service with the Company or an Affiliate, the satisfaction ofperformance goals or criteria, the occurrence ofcertain events, or other factors as may be determined by the Committee; (d) to amend the terms ofan Award in any manner that is not inconsistent with the Plan; provided, however, that no such action shall adversely affect the rights of a Participant with respect to an outstanding Avvard without the Participant's consent; (e) to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award granted under this Plan; (f) to prescribe and amend the terms of the agreements or other documents evidencing Awards ("Award Agreements") made under this Plan (which need not be identical and the terms and conditions ofwhich may vary as determined by the Committee or any Subcommittee thereof); (g) to determine whether, and the extent to which, adjustments are required pursuant to Section 11 ofthis Plan; and (h) to make all other determinations deemed necessary or advisable for the administration ofthis Plan. 3.4 Effect ofChange in Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual's status as a Participant under the Plan (including whether a Participant shall be deemed to have experienced a tennination ofemployment or other change in status) and upon the vesting, expiration or forfeiture of an Avvard in the case of (i) any Participant who is employed by an entity that ceases to be an Affiliate, (ii) any leave of absence approved by the Company or any Affiliate, and (iii) any change in the Participant's status from an Employee to a member ofthe Board, or vice versa. 3.5 Determinations ofthe Committee. All decisions, determinations, interpretations and actions by the Committee regarding this Plan shall be final, binding and conclusive on all Participants and any other persons claiming rights under the Plan or any Award and will be afforded maximum deference under applicable law. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without SNIRH:489557350.3 -7-

limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among persons eligible to become Participants, whether or not such persons or Participants are similarly situated. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee's decision or action was arbitrary or capricious or was unlawful.

3.6 *Limitation on Liability.* No member of the Committee or any Subcommittee shall be liable for any action or determination made in good faith by the Committee or such Subcommittee with respect to the Plan or any Award hereunder. No employee of the Company and no member of the Board or Committee or of any Subcommittee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. The Company shall, to the fullest extent permitted by law, indemnify each member of the Board, the Committee or any Subcommittee, and any employee of the Company, with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under or with respect to the Plan.

4. SHARES SUBJECT TO THE PLAN

4.1 *Shares Subject to the Plan.*

(a) *Limits.* Subject to adjustment, pursuant to Section 11.1 hereof, as to the number and kind of shares that may be issued under this Plan, the number of Shares authorized for issuance under this Plan is 2,000,000 Shares ("Share Limit"). Subject to adjustment, pursuant to Section 11.1 hereof, the maximum aggregate number of Shares authorized for issuance under this Plan that may be issued pursuant to the exercise of Stock Options intended to be Incentive Stock Options is 2,000,000 Shares ("ISO Limit").

(b) *Share Accounting.* This Section 4.1(b) describes the Share accounting process under the Plan with respect to the Share Limit and ISO Limit. There shall be counted against the numerical limitations in Section 4.1(a) the gross number of Shares subject to issuance upon exercise or used for determining payment or settlement of Awards. The below clauses (i), (ii), (iii), (iv) and (v) of this Section 4.1(b) seek to clarify the intent of the foregoing sentence. The Shares issued (or settled) under an Award will be counted against the Share Limit (and ISO Limit if the Award is an ISO) at the time(s) of exercise or settlement of the Award. For avoidance of doubt, Shares that are withheld as payment for an Award's exercise price or applicable withholding taxes shall be counted against the Share Limit (and ISO Limit if the Award is an ISO).

(i) Each Share issued (or settled) under any Award, other than ISOs, NQSOs or SARs, shall be counted against the Share Limit as 2.5 Shares. Each Share issued (or settled) pursuant to the exercise (or settlement) of any ISO, NQSO or SAR shall be counted against the Share Limit as one (1) Share.

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(ii) For avoidance of doubt, whether or not a SAR is settled with any Shares, the gross number ofShares subject to the exercise and which are used for determining the benefit payable under such SAR shall be counted against the Share Limit, regardless of the number of Shares actually used to settle the SAR upon such exercise. (iii) For avoidance of doubt, to the extent a stock option is exercised via a cashless exercise or net exercise or is not otherwise fully settled with Shares, then the gross number of Shares subject to the exercise and which are used for determining the benefit payable under such stock option shall be counted against the Share Limit (and shall also count against the ISO Limit ifthe stock option being exercised is an ISO), regardless of the number of Shares actually issued to the Participant upon such exercise. (iv) If any portion of an Award is forfeited, terminated without consideration, or "Forfeited expires unexercised, (collectively, Shares"), the gross number of such Forfeited Shares (applying the numeric formula of clause (i)) shall again be available for Awards under the Plan and shall not be counted against the Share Limit or ISO Limit. (v) For avoidance ofdoubt, ifany Awards are settled or paid in cash in lieu ofstock "Settled and/or are exchanged for other Awards (collectively, Shares"), the gross number ofsuch Settled Shares (applying the numeric formula ofclause (i)) shall be counted against the Share Limit (and ISO Limit ifthe Award is an ISO). 5. PLAN AWARDS 5.1 Award Types. The Committee, on behalfofthe Company, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan provided that their terms and conditions are not inconsistent with the provisions ofthe Plan: Stock Options, "SARs"), Stock Appreciation Rights (or Restricted Stock, and Stock Units. An Award may consist ofone ofthe following types ofAwards or tvvo or more different types ofAwards in tandem or in the altemative. "Stock (a) Stock Options. A Option" is a right to purchase a number of Shares at such exercise at such times, and on such other terms and conditions as are specified in or price, "Option determined pursuant to Award Agreement evidencing the Award (the Agreemenf). The Committee may grant Stock Options intended to be eligible to qualify as ISOs pursuant to Section 422 of the Code and Stock Options that are not intended to qualify as ISOs as it, in its sole discretion, shall determine. "SlockAppreciation "SAR'" (b) Stock Appreciation Rights. A Right" or is a right to receive value, with respect to a specified number of Shares, equal to or otherwise based on the "base excess of(i) the market value ofa Share at the time ofexercise over (ii) the exercise price or ofthe right, subject to such terms and conditions as are expressed in the Avvard Agreement price" "SAR evidencing the Award (the Agreement"). That value may be paid to the Participant in cash or Shares as determined by the Committee and set forth in the SAR Agreement. S1VIRH:4895 57350.3 -9-

(c) *Restricted Stock Awards*. A "*Restricted Stock*" Award is an award of Shares under this Plan, the grant, issuance, retention and/or vesting of which is subject to one or more conditions, as are expressed in the Award Agreement governing the Restricted Stock Award (the "*Restricted Stock Agreement*"), which if not fully satisfied will entitle the Company to reacquire some or all of such Shares at such times and on such terms as are set forth in the Award Agreement.

(d) *Stock Units*. A "*Stock Unit*" is a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan, as are expressed in the Award Agreement governing the Stock Units Award (the "*Stock Unit Agreement*").

5.2 *Evidence of the Grant of an Award*. The grant of an Award by the Committee under this Plan may be evidenced by a notice, document or other communication, in written or electronic form, as shall be approved by the Committee, subject to any requirements of law or of any rules or regulations (including accounting rules) applicable to the grant of Awards.

5.3 *Suspension or Termination of Awards*.

(a) *General*. The Committee may specify in any Award Agreement at the time of the Award that the Participant's rights, payments and benefits with respect to the Award shall be subject to reduction, cancellation, forfeiture or recoupment, or that the vesting of any Award shall be subject to suspension or termination, upon the occurrence or non-occurrence of any event or events that are specified in such Award Agreement, in addition to any otherwise applicable vesting or performance conditions of the Award. Such events may include, but shall not be limited to, termination of Service for cause or any act of misconduct (as such terms are defined in the Participant's Award Agreement), or other conduct by the Participant that is deemed to be detrimental to the business or reputation of the Company.

(b) *Termination for Cause*. Without limiting the generality of Section 5.3(a) above, unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant's employment or service relationship with the Company or any Affiliate shall be terminated for cause, as the same may be defined in the Award Agreement of a Participant (or by reference to a definition of cause that is included in any employment agreement between the Company or any of its subsidiaries and the Participant), the Company may, in its sole discretion, immediately terminate such Participant's right to any further payments, vesting or exercisability with respect to any Award in its entirety. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurred. Any such determination shall be final, conclusive and binding upon the Participant; provided, however, that for any Participant who is an "executive officer" for purposes of Section 16 of the Exchange Act, or an Outside Director, such determination shall be subject to the approval of the Board. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant's employment or service relationship for cause (as defined in the Participant's employment or service agreement with the Company or any Award Agreement of the Participant, as the case may be), the Company may suspend the Participant's rights to exercise any Option or SAR, or receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for "cause" as provided in this Section 5.3.

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5.4 *Withholding*. The Committee may and/or a Participant shall make arrangements acceptable to the Company for the satisfaction of any withholding tax obligations that arise under applicable federal, state, local or foreign law with respect to any Award or any sale of Shares acquired pursuant to any such Award. The Company shall not be required to issue any Shares or to recognize the disposition of any such Shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or a portion of the payment that would otherwise be paid to a Participant under such Award or by the Participant's tender of Shares previously acquired by the Participant.

5.5 *Repricing Prohibited*. Subject to the anti-dilution adjustment provisions contained in Section 11.1 hereof, neither the Committee nor the Board shall cause or permit the cancellation, substitution or amendment of any Stock Option or SAR that would have the effect of reducing the exercise price of such Stock Option or base price of such SAR at which such Stock Option or SAR was granted under the Plan, or otherwise approve any modification to such Stock Option or SAR that would be treated as a "repricing" under the then applicable rules, regulations or listing requirements adopted by NASDAQ Stock Market or the principal exchange on which the Shares are listed for trading (if other than the NASDAQ Stock Market), unless and until such action is submitted to the shareholders for their prior approval and is approved by the affirmative vote of the holders of a majority of the Shares of the Company that are entitled to vote, and that are voted on, the proposal to approve such action.

6. STOCK OPTIONS

6.1 *Grant, Terms and Conditions of Stock Options*. The Committee may grant Stock Options at any time and from time to time prior to the Expiration Date of this Plan, as set forth in Section 13 below, to Employees, Consultants and Outside Directors of the Company or any Affiliate selected by the Committee. No Participant shall have any rights as a shareholder with respect to any Shares subject to Stock Options awarded under this Plan until those Shares have been issued by the Company. The terms and conditions governing and the respective rights and obligations of the Participant and the Company with respect to each Stock Option shall be evidenced only by a Stock Option Agreement (in written or electronic form) as may be approved by the Committee containing such terms and conditions, not in conflict with the express terms of this Plan, as are determined by the Committee. Subject to the provisions of Section 6.6 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an ISO or as a NQSO (and if there is no designation then the Stock Option shall be a NQSO). Stock Options granted pursuant to this Plan need not be identical, but each must contain or be subject to the terms and conditions set forth hereinafter in this Section 6.

6.2 *Exercise Price*. The exercise price per Share of a Stock Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, provided that the Committee may in its discretion specify for any Stock Option an exercise price per Share that is higher than such Fair Market Value.

6.3 *Vesting of Stock Options*. The Committee shall, in its discretion, prescribe the time or times at which, and the conditions upon which, a Stock Option, or portion thereof, shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may

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be based on the continued service of the Participant with the Company or any of its Affiliates for a specified time period or periods, or on the attainment of specified performance goals or the satisfaction of any other conditions that may be established by the Committee in its discretion.

6.4 *Term of Stock Options.* The Committee shall, in its discretion, prescribe in each Stock Option Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall not exceed ten (10) years from its date of grant. Except as otherwise provided in this Section 6 or as may be provided otherwise by the Committee in the Stock Option Agreement, no Stock Option may be exercised at any time during the term thereof unless the Participant is then an Employee, Consultant or Outside Director.

6.5 *Stock Option Exercise.* Subject to such terms and conditions as shall be specified in any Stock Option Agreement, a vested Stock Option may be exercised in whole or in part at any time during the term thereof by delivery of a written or transmission of an electronic notice in the form required by the Company, together with payment of the aggregate exercise price therefor and applicable withholding taxes. The exercise price of a Stock Option shall be paid in cash or in such other form of consideration as shall be approved by the Committee, as expressly set forth in the Stock Option Agreement, and may include, without limitation, delivery of already owned Shares that have been held by the Participant, valued at the Fair Market Value of such Shares on the date of exercise; withholding (either actually or by attestation) of Shares otherwise issuable under such Stock Option; by payment under a broker-assisted sale and remittance program acceptable to the Committee; if permitted by the Committee and applicable law, by delivery of a full recourse promissory note in a principal amount equal to the exercise price that is being paid thereby and containing such terms and conditions as shall be approved by the Committee; by a combination of the methods described above; or by such other lawful method or means as may be approved by the Committee.

6.6 *Additional Rules for ISOs.*

(a) *Eligibility.* An ISO may only be granted to a Participant who is considered an employee for purposes of Treasury Regulation § 1.421-7(h) with respect to the Company or any Affiliate that qualifies as a "Subsidiary" with respect to the Company for purposes of Section 424(f) of the Code.

(b) *Annual Limits.* No ISO shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Shares with respect to which ISOs under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option or stock incentive plans of the Company or any Affiliate, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking ISOs into account in the order in which they were granted.

(c) *Exercise Price and Term.* If an ISO is granted to any 10% Stockholder, the exercise price may not be less than 110% of the Fair Market Value of a Share on the date of grant and the term of the ISO may not exceed 5 years.

(d) *Termination of Employment.* An Award of an ISO may provide that such Stock Option may be exercised not later than three (3) months following termination of

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employment of the Participant with the Company and all Subsidiaries, or not later than one year following (i) a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code, or (ii) the death of the Participant.

(e) *Nontransferability.* An ISO shall by its terms be nontransferable other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order in settlement of marital property rights; but, to retain its eligibility for ISO treatment, must be exercised during the lifetime of a Participant only by such Participant.

(f) *Other Terms and Conditions.* Any ISO granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such ISO to qualify as an "incentive stock option" under Section 422 of the Code. A Stock Option Agreement for an ISO shall provide that it shall be treated as a Nonqualified Stock Option to the extent that any of the requirements applicable to "incentive stock options" under the Code shall not be satisfied.

(g) *Disqualifying Dispositions.* If Shares acquired by exercise of an ISO are disposed of within two (2) years following the date of its grant or one (1) year following the issuance of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

7. STOCK APPRECIATION RIGHTS

7.1 *Grant of Stock Appreciation Rights.* A Stock Appreciation Right (or SAR) may be granted to any Employee, Consultant or Outside Director selected by the Committee. SARs (i) may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event; and (ii) shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee.

7.2 *Freestanding Stock Appreciation Rights.* An SAR may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as specified by the Committee in the SAR Award Agreement. Such vesting and exercisability requirements may be based on the continued service of the Participant with the Company or an Affiliate for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion, or both. An SAR will be exercisable or payable at such time or times as determined by the Committee, provided that the term of an SAR shall not exceed ten (10) years from its date of grant. The exercise or "base" price of an SAR granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per Share of any such freestanding SAR shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant.

7.3 *Tandem Stock Option/Stock Appreciation Rights.* An SAR may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/SAR will entitle the holder to elect, as to all or any

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portion of the number of Shares subject to such Stock Option/SAR, to exercise either the Stock Option or SAR, resulting in the reduction of the corresponding number of Shares subject to the right so exercised as well as the tandem right not so exercised. An SAR granted in tandem with a Stock Option hereunder (a) shall have a base price per share equal to the per share exercise price of the Stock Option, (b) will be vested and exercisable at the same time or times that the related Stock Option is vested and exercisable, and (c) will expire or terminate (as the case may be) no later than the time at which the related Stock Option expires or terminates.

7.4 *Payment of Stock Appreciation Rights*. An SAR will entitle the holder, upon exercise by the holder or other payment thereof by the Company, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a Share on the date of exercise or payment of the SAR over the base price of such SAR, by (ii) the number of Shares as to which such SAR is exercised by the holder or is paid by the Company. Subject to any applicable requirements of Section 409A of the Code, payment of such amount may be made, as approved by the Committee and set forth in the SAR Agreement, in Shares valued at their Fair Market Value on the date of exercise or payment, or in cash or in a combination of Shares and cash, subject to applicable tax withholding requirements.

8. RESTRICTED STOCK

8.1 *Grant, Terms and Conditions of Restricted Stock*. The Committee may grant Restricted Stock at any time and from time to time prior to the termination of the Plan to Employees, Consultants and Outside Directors selected by the Committee. A Participant shall have rights as a shareholder with respect to any Shares subject to a Restricted Stock Award hereunder only to the extent specified in this Plan or the Restricted Stock Agreement (as the case may be) evidencing such Award. The grant by the Committee of Restricted Stock shall be evidenced by such written or electronic notices or communications in such form as may be approved by the Committee. Awards of Restricted Stock granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(a) *Terms and Conditions*. Each Restricted Stock Agreement shall contain provisions regarding (i) the number of Shares subject to such Award or a formula for determining such, (ii) the purchase price (if any) of those Shares, and the methods by which payment of any purchase price may be paid, (iii) the satisfaction or achievement of conditions, including but not limited to, but subject to Section 8.1(c) below, any period of service or achievement of performance goals that shall determine the number of Shares that are granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares subject to such Award as may be determined by the Committee, (v) restrictions on the transferability of the Shares, and (vi) such additional terms and conditions, all as may be determined by the Committee, in each case not inconsistent with this Plan.

(b) *Purchase Price*. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Restricted Stock may be purchased by or awarded to a Participant, which may vary from time to time and among Participants and which may be below the Fair Market Value of such Shares at the date of grant or issuance, or that no price shall be payable for such Shares that have become vested.

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(c) *Vesting*. Except as may otherwise be provided in Section 11.2 of the Plan:

(i) *Vesting Based on Continuous Service*. A Restricted Stock Award may provide that the Award shall vest (or that the restrictions to which the Award is subject may lapse) in one or more installments based on the period of time that the Participant remains in Continuous Service; provided, however, that no such Restricted Stock for which vesting is based solely on the period of the Participant's Continuous Service (a "*Restricted Stock Time-Based Award*") shall become 100% vested sooner than (x) the completion of three (3) years of continuous service, measured from its grant date, in the case of such an Award to any officer or Employee or (y) one (1) year of Continuous Service, measured from its grant date, in the case of such an Award to any Outside Director.

(ii) *Performance-Based Vesting*. A Restricted Stock Award may provide that the Award shall vest (or that the restrictions to which the Award is subject may lapse) on the achievement, in whole or in part, of performance goals, in which event the minimum vesting period of such an Award shall be no less than one (1) year from its grant date (a "*Restricted Stock Performance-Based Award*").

(iii) *Time and Performance Based Awards*. If a Restricted Stock Performance-Based Award also provides that, notwithstanding a failure to achieve in full any of the specified performance goals, the Award may still become fully vested on the basis of the duration of the Participant's Continuous Service, then, the Award may provide for a vesting period of not less than one (1) year if and to the extent the specified performance goal or goals are achieved, but also shall provide that the applicable vesting period based on the duration of Continuous Service shall not be less than three (3) years in the case of an officer or Employee or one (1) year in the case of an Outside Director.

(iv) *Effect of Termination of Continuous Service or Failure to Achieve Performance Goals*. A Restricted Stock Award shall provide, in the case of a Restricted Stock Time-Based Award, that if the Participant's Continuous Service terminates prior to the time that the Restricted Stock Award has become fully vested, or, in the case of a Restricted Stock Performance-Based Award, if any performance goal required to be achieved as a condition of vesting is not fully achieved, then, the Shares subject to that Award that fail to vest as a result thereof may, at the Company's election, be repurchased, in whole or in part, by the Company at a repurchase price set forth in the applicable Award Agreement, but not less than the purchase price paid by the Participant, provided, however, that if the Participant was not required to pay any purchase price for the Shares subject to the Restricted Stock Award, then, the Award Agreement may provide that, upon a failure of the vesting requirement or requirements to be satisfied, the unvested Shares of Restricted Stock shall be cancelled or transferred to the Company, without the payment by the Company of any purchase price therefor.

(d) *Restrictions on Transferability*. Shares granted under any Restricted Stock Award shall be subject to transfer restrictions that prohibit the sale or other transfer, the assignment, pledge or encumbrance of any of the Shares until all applicable restrictions are removed or have expired and any applicable conditions have been satisfied as provided in the Award Agreement, unless otherwise allowed by the Committee. The Committee may provide, in

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any Award Agreement for the grant of any Restricted Stock, that the certificates representing the Shares awarded thereby (i) bear a legend making appropriate reference to the transfer restrictions imposed on the Shares, and/or (ii) shall remain in the physical custody of the Company or an escrow holder approved by the Committee until all restrictions are removed or have expired or the Shares subject to Restricted Stock Award have become vested.

9. STOCK UNITS

9.1 *Grant, Terms and Conditions of Stock Units*. The Committee may grant Stock Units at any time and from time to time prior to the termination of the Plan to Employees, Consultants and Outside Directors selected by the Committee. The grant by the Committee of Stock Units shall be evidenced by such written or electronic notices or communications in such form as may be approved by the Committee. Awards of Stock Units granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(a) *Terms and Conditions*. Each Stock Unit Agreement shall contain provisions regarding (i) the number of Shares subject to such Award or a formula for determining such, (ii) the satisfaction or achievement of conditions, including but not limited to, but subject to Section 9.1(b) below, any period of service or achievement of performance goals that shall determine the number of Shares that are granted, issued, retainable and/or vested, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Stock Units subject to such Award as may be determined by the Committee, (v) restrictions on the transferability of the Shares, and (vi) such additional terms and conditions, all as may be determined by the Committee, in each case not inconsistent with this Plan.

(b) *Vesting*. Except as may otherwise be provided in Section 11.2 of the Plan:

(i) *Vesting Based on Continuous Service*. A Stock Unit Award may provide that the Award shall vest (or that the restrictions to which the Award is subject may lapse) in one or more installments based on the period of time that the Participant remains in Continuous Service; provided, however, that no such Stock Units for which vesting is based solely on the period of the Participant's Continuous Service (a "*Stock Unit Time-Based Award*") shall become 100% vested sooner than (x) the completion of three (3) years of continuous service, measured from its grant date, in the case of such an Award to any officer or Employee or (y) one (1) year of Continuous Service, measured from its grant date, in the case of such an Award to any Outside Director.

(ii) *Performance-Based Vesting*. A Stock Unit Award may provide that the Award shall vest (or that the restrictions to which the Award is subject may lapse) on the achievement, in whole or in part, of performance goals, in which event the minimum vesting period of such an Award shall be no less than one (1) year from its grant date (a "*Stock Unit Performance-Based Award*").

(iii) *Time and Performance Based Awards*. If a Stock Unit Performance-Based Award also provides that, notwithstanding a failure to achieve in full any of the specified performance goals, the Award may still become fully vested on the basis of the duration of the Participant's Continuous Service, then, the Award may provide for a vesting

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period of not less than one (1) year if and to the extent the specified performance goal or goals are achieved, but also shall provide that the applicable vesting period based on the duration of Continuous Service shall not be less than three (3) years in the case of an officer or Employee or one (1) year in the case of an Outside Director.

(iv) *Effect of Termination of Continuous Service or Failure to Achieve Performance Goals*. A Stock Unit Award shall provide, in the case of a Stock Unit Time-Based Award, that if the Participant's Continuous Service terminates prior to the time that the Stock Unit Award has become fully vested, or, in the case of a Stock Unit Performance-Based Award, if any performance goal required to be achieved as a condition of vesting is not fully achieved, then the unvested Stock Units shall be cancelled without consideration.

(c) *Voting and Dividend Rights*. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash or Common Stock dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to vesting of the Stock Units, any dividend equivalents accrued on such unvested Stock Units shall be subject to the same vesting conditions and restrictions as the Stock Units to which they attach.

(d) *Modification or Assumption of Stock Units*. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Stock Unit.

(e) *Form and Time of Settlement of Stock Units*. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in an Award Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty days after vesting. The Award Agreement may provide that distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.1.

(f) Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

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10. OTHER PROVISIONS APPLICABLE TO AWARDS

10.1 *Transferability*.

(a) No Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution or pursuant to a domestic relations order in settlement of marital property rights. Notwithstanding the foregoing, the Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable in the case of a transfer without the payment of any consideration, to any "family member" as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, and in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms. Notwithstanding the foregoing, however, an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code and in no event shall any permitted transferee of any Participant be entitled to transfer the Award in whole or in part. Any purported assignment, transfer or encumbrance that does not qualify under this Section 10.1 shall be void and unenforceable against the Company.

(b) Notwithstanding any provisions in this Plan to the contrary, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant's death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant's guardian or legal representative. In the event of a Participant's death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant's beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant's will or by the Participant's estate in accordance with the Participant's will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant's death.

10.2 *Dividends*. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares. However, no dividends or dividend equivalent amounts shall be paid to any Participant with respect to Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for any dividends or dividend equivalent amounts. Any dividend equivalents distributed under the Plan in the form of Shares shall be counted against the Share Limit (with each Share that is distributed counting as one Share against the Share Limit). Dividend equivalents will not be paid (or accrue) on unexercised Options or unexercised SARs.

10.3 *Documents Evidencing Awards*. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent

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prohibited under applicable law, its delegate(s), may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to the effectiveness of any such agreement or document that it shall be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

10.4 *Additional Restrictions on Awards*. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Shares.

10.5 *Affiliate Awards*. In the case of a grant of an Award to any Participant who is an employee of an Affiliate, such grant may, if the Committee so directs, be implemented by the Company's issuance of any Shares subject to such Award to the Affiliate, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Affiliate will transfer those Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Affiliate and shall be deemed granted on such date as the Committee shall determine.

10.6 *Awards subject to Code Section 409A*. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. The Award Agreement with respect to any such Award shall incorporate the terms and conditions required by Section 409A of the Code. If any deferral of compensation is to be permitted in connection with any Award, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A or the Treasury Regulations or other guidance issued thereunder, the Committee shall have the authority (but without an affirmative obligation) to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. Each payment to a Participant made pursuant to this Plan shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant's "separation from service" (as defined in Code Section 409A), he/she is then a "specified

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employee" (as defined in Code Section 409A), then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of "nonqualified deferred compensation" subject to Code Section 409A payable as a result of and within six (6) months following such separation from service until the earlier of (i) the first business day of the seventh month following the Participant's separation from service, or (ii) ten (10) days after the Company receives written confirmation of the Participant's death. Any such delayed payments shall be made without interest. While it is intended that all payments and benefits provided under this Plan will be exempt from or comply with Code Section 409A, the Company makes no representation or covenant to ensure that the Awards and payments under this Plan are exempt from or compliant with Code Section 409A. The Company will have no liability to any Participant or any other party if a payment or benefit under this Plan or any Award is challenged by any taxing authority or is ultimately determined not to be exempt or compliant. Each Participant further understands and agrees that each Participant will be entirely responsible for any and all taxes on any benefits payable to the Participant as a result of this Plan or any Award. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or for any damages for failing to comply with Code Section 409A.

10.7 *Vesting Conditions*. The provisions of this Section 10.7 shall prevail and govern in the event of any conflict in terms between it and any other Plan section or any Award Agreement. No portion of any Award may become vested before the first anniversary of its grant date (except in the cases of acceleration of vesting of the Award due to Participant's earlier Termination Date due to his/her death or Disability or an earlier Change of Control in which the Participant's Award is not being assumed otherwise continued or replaced, or the Participant's Continuous Service terminates in connection with a Change of Control). Additionally, the Board and Committee (and any Participant's Award Agreement) may not provide for accelerated vesting of any Award (except in the cases of Participant's death or Disability or if there a Change of Control in which Awards are not being assumed or otherwise continued or replaced, or a Participant's Continuous Service is terminated in connection with a Change of Control).

10.8 *Clawback Policy*. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies as may be adopted (including without limitation the Company's *Policy on Recoupment of Compensation*) and/or modified from time to time by the Company and/or applicable law (each, a "Clawback Policy"). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by the Company's Clawback Policy which may be amended from time to time by the Company in its discretion (including without limitation to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant's Awards (and/or awards issued under the Prior Plan) may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy.

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11. CHANGES IN CAPITAL STRUCTURE AND CHANGES OF CONTROL

11.1 *Adjustments For Changes in Capital Structure*. In order to preserve, as nearly as practical, but not to increase, the benefits to Participants under this Plan, if there shall occur any change with respect to the outstanding Shares of the Company's Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the Shares, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change that does not constitute a Change of Control, or any other change affecting the Common Stock, the Committee shall cause an adjustment to be made in (i) the maximum number and kind of Shares provided in Section 4.1 hereof, (ii) the number and kind of Shares, units, or other rights subject to then outstanding Awards, (iii) the exercise or base price for each Share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

11.2 *Change of Control Transactions*. In order to preserve, as nearly as practical, but not to increase, the benefits to Participants under this Plan, in the event of a Change of Control of the Company:

(a) The Committee shall have the discretion to provide, in any or all Award Agreements, such terms and conditions as it deems appropriate with respect to (i) the vesting of such Award in the event of a Change of Control, or (ii) the assumption of such Award or the exchange therefor of comparable securities under another incentive program in the event of a Change of Control or (iii) the cancellation of Awards either with or without consideration in the event of a Change of Control. In addition, the aforementioned terms and conditions may vary from Award Agreement to Award Agreement as the Committee deems appropriate.

(b) Whether or not the terms of an outstanding Option Agreement provide for acceleration of vesting in the event of a Change of Control, or to the extent that an Option is vested and not yet exercised, the Committee in its discretion may provide, in connection with the Change of Control transaction, for the purchase or exchange of any or each Option for an amount of cash or other property having a value equal to the difference (or "spread") between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change of Control transaction in exchange for the Shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change of Control, and (y) the Exercise Price of the Option.

(c) Whether or not the terms of an outstanding SAR provide for acceleration of vesting in the event of a Change in Control, or to the extent that an SAR is vested and not yet exercised, the Committee in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of any or each SAR for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of the SAR had the SAR been exercised immediately prior to the Change in Control.

(d) Notwithstanding anything to the contrary that may be contained elsewhere in this Section 11.2, the Committee shall have the power and authority, in its sole discretion, to

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accelerate the vesting of any or all of the Options and SARs and/or the lapse of the restrictions on any or all of the Restricted Stock and Stock Units if the surviving entity in a Change of Control transaction does not agree to assume the Options and SARs outstanding under this Plan, or issue Substitute Options or Restricted Stock or new equity incentives for the then outstanding Options, SARs or Restricted Stock or Stock Units. Additionally, the terms and conditions relating to the vesting of Options and SARs and the lapse of restrictions on Restricted Stock and Stock Units in the event of the consummation of a Change of Control may vary from Award Agreement to Award Agreement, as the Committee, in its discretion, deems appropriate.

(e) All outstanding Options and SARs and Stock Units shall terminate and cease to be exercisable upon the consummation of a Change of Control, except to the extent that, with the consent of the Company, the Options or SARs are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change of Control transaction.

(f) If the Company enters into a definitive agreement that provides for the consummation of a Change of Control, the Committee shall cause written notice of such proposed Change of Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed Change of Control transaction; provided, however, that any delay in giving or any failure to give such notice shall not affect the validity of nor shall it entitle any Participant to obtain a delay or postponement in the consummation of the Change of Control transaction.

(g) Notwithstanding anything to the contrary that may be contained elsewhere in this Section 11.2 or elsewhere in this Plan, if pursuant to any of the above provisions of this Section 11.2 above, an acceleration of the vesting of any Options or SARS or the lapse of restrictions on any Restricted Stock or Stock Units occurs or is deemed to have occurred immediately prior to the consummation of a Change of Control, but the Change of Control transaction is terminated or abandoned, for any reason whatsoever, before consummation thereof, then such acceleration of vesting and lapse of restrictions shall be deemed to have not occurred and the vesting schedule for the Options and SARs and the schedule or conditions for lapse of restrictions on Restricted Stock and Stock Units, as in effect prior to such acceleration, shall be reinstated to the same extent as if no definitive agreement providing for such Change of Control Transaction had ever been entered into by the Company.

11.3 *Company or Shareholder Actions Affecting the Capital Structure of the Company.* Notwithstanding anything to the contrary that may be contained elsewhere in this Plan, the existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or as may be provided by the Committee, (i) the issuance by the Company of Shares, or any class of securities convertible into Shares, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe

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therefor, or upon conversion ofShares or obligations ofthe Company convertible into such Shares or other securities, (ii) the payment ofa dividend in cash or property other than Shares, or (iii) the occurrence ofany similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares that are subject to Stock Options or other Awards theretofore granted under this Plan or the purchase price per Share ofsuch Common Stock, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate. 12. LISTING OR QUALIFICATION OF COMMON STOCK In the event that the Committee determines in its discretion that the listing or qualification of the Shares available for issuance under the Plan on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares, then, a Stock Option or SAR may not be exercised in whole or in part and a Restricted Stock Award or Stock Unit Award shall not vest or be settled unless such listing, qualification, consent or approval has been unconditionally obtained. 13. EFFECTIVE DATE, AMENDMENT AND TERMINATION OF THE PLAN 13.1 Effective Date. This Plan was approved by the Board on the Adoption Date subject to Company shareholder approval within one year of the Adoption Date. The Plan shall become effective on the Effective Date immediately following approval ofthe Plan by the affiiTnative vote of the holders of a majority of the shares of stock that are entitled to vote and are voted on the proposal to approve this Plan. No Awards may be issued under this Plan before the Effective Date. Upon the Effective Date, no further new awards may be issued under the Prior Plan. If the Company shareholders do not timely approve this Plan then no Avvards shall ever be issued under this Plan and the Prior Plan shall continue to remain in full force and effect pursuant to its terms. 13.2 Amendments. The Board may amend, alter or discontinue the Plan and, to the extent permitted by this Plan, the Board or the Committee may amend any Award Agreement or other document evidencing an Award made under this Plan, provided, however, that the Company shall submit for shareholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 11) required to be submitted for shareholder approval by NASDAQ or that otherwise would: (a) Increase the Share Limit or ISO Limit; (b) Reduce the price at which Stock Options or SARs may be granted belovv the prices provided for in Sections 6.2 and 7.2; (c) Reduce the exercise price ofany outstanding Stock Options or SARs; (d) Extend the term ofthis Plan; (e) Change the class ofpersons eligible to be Participants; or -23- SMRH:489557350.3

(f) Increase the limits in Section 4. In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant's consent, under any Award theretofore granted, provided, however, that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements ofany accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. In the event of any conflict in terms between the Plan and any Award Agreement, the terms ofthe Plan shall prevail and govern. 13.3 Expiration Date. This Plan shall remain available for the grant ofAwards through the earlier ofMarch 19, 2029 (which is the day before the tenth armiversary ofthe Adoption Date) "Expiration or such earlier date as the Board may determine (the Date"). The termination of the Committee's authority to grant Awards under the Plan will not affect the continued operation of the terms of the Plan or the Company's or Participants' rights and obligations with respect to Awards granted on or prior to such Expiration Date, which Awards shall continue in effect beyond the Expiration Date in accordance with their tenns and the terms and provisions ofthis Plan. 14. GENERAL PROVISIONS 14.1 Employment or Service. This Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company and any Participant or to be consideration for, or an inducement to, or a condition of, the employment or engagement ofany Participant by the Company. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Participant any right to continue in the employment or service of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates at any time to terminate the Participant's employment or other service relationship with the Company or any Affiliate for any reason or no reason. 14.2 Securities Laws. No Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other lavvs, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Avvard, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements ofany exchange upon which Shares of the same class are then listed, and under any blue sky or other securities lavvs applicable to such Shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Shares are being acquired only for investment purposes and only for the account of such Participant and without any current intention to sell or distribute such Shares. 14.3 Unfunded Plan. The adoption ofthe Plan and any reservation of Shares or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a -24- S!VIRFI:4895 57350.3 trust or other ftinded arrangement nor shall the Company or the Committee be deemed to be a trustee of Shares or cash to be awarded under the Plan. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts vvill be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation and, except upon the issuance of Shares pursuant to an Award, any rights of a Participant under the Plan shall be those ofa general unsecured creditor ofthe Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, in order to discharge its obligations under the Plan the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims ofthe Company's creditors or otherwise. 14.4 Other Compensation and Benefit Plans. The adoption ofthe Plan shall not affect any other Share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of Share or equity incentive or other compensation or benefit program for Employees or directors ofthe Company or any Affiliate. The amount of any compensation deemed to be received by a Participant pursuant to an Award hereunder shall not constitute includable compensation for purposes of determining the amount of benefits to vvhich a Participant is entitled under any other compensation or benefit plan or program ofthe Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided to the contrary elsevvhere in this Plan or by the terms ofany other such plan. 14.5 Liability ofthe Company. The Company shall not be liable to any Participant or any other persons as to: (a) the non-issuance or sale ofShares as to vvhich the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lavvful issuance and sale of any such Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or any other person due to the receipt, exercise or settlement ofany Stock Option or other Avvard granted under this Plan. 14.6 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and each Participant, each Participant's executors, administrators and permitted transferees and beneficiaries. 14.7 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Avvards, not inconsistent with the intent ofthe Plan, as it may deem necessary or desirable to comply vvith any tax, securities, regulatory or other laws of other jurisdictions vvith respect to Avvards that may be subject to such lavvs. The terms and conditions of such Avvards may vary from the terms and conditions that vvould otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions ofthe Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, vvithout thereby affecting the terms ofthe Plan as in effect for any other purpose. 14.8 Siibstitiite Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right ofthe Committee to grant Avvards under the Plan in connection with SMRFL4895 57350.3 -25-

the acquisition, whether by purchase, merger, consolidation or other corporate transaction, ofthe business or assets ofany corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director ofanother corporation who becomes eligible, in accordance vvith the terms ofthis Plan, to receive Awards hereunder by reason ofany such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions ofthe substitute Awards may vary from the terms and conditions that vvould otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Substitute Awards shall not count toward the Share Limit or ISO Limit, nor shall Shares subject to a forfeited substitute Award again be available for Awards under the Plan. 14.9 Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the lavvs of the State of Califomia and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of lavv or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability. 14.10 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance vvith their terms, and all provisions shall remain enforceable in any otherjurisdiction. 14.11 Headings and References to this Plan. The Section, subsection and paragraph headings in this Plan are for convenience of reference only and shall not affect the interpretation, construction or application of the provisions of this Plan. Unless the context indicates othervvise, the terms "herein", "hereof', "hereinafter", "hereto" and "hereunder" and similar terms shall refer to this Plan as a vvhole and not to the specific Section, paragraph or clause where such term may appear. 14.12 No Other Understandings. This Plan supersedes any prior understandings or agreements (written or oral) that may be asserted to exist between the Company or any of its Affiliates, on the one hand, and any other person, including any person that may be eligible to be or become a Participant under this Plan, on the other hand, relating in any way to the Plan or the grant of any Avvards pursuant to the Plan. 14.13 Electronic Commimications. Subject to compliance with applicable law and/or regulations, an Award Agreement or other documentation or notices relating to the Plan and/or Avvards may be communicated to Participants (and executed by Participants) by electronic media. 14.14 No Fractional Shares. Any adjustment of Shares pursuant to Section 11.1 shall be rounded dovvn to the nearest whole number ofShares. Under no circumstances shall the Company be required to authorize or issue fractional Shares. To the extent permitted by applicable law, no consideration shall be provided as a result ofany fractional shares not being issued or authorized. SMRH:489557350.3 -26-

15. EXECUTION. To record the approval ofthis Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalfofthe Company. PACIFIC MERCANTILE BAWORP SN'[RH:489557350.3